Exhibit 10.85


                        SECURITY AGREEMENT


   This Security Agreement, dated as of October 26, 1988 is entered into by and among Leathers, L.P., having its principal place of business in Imperial County, California ("Grantor"), Morgan Guaranty Trust Company of New York as Agent ("Agent") on behalf and for the benefit of the Banks listed on the signature pages of the Secured Credit Agreement of even date herewith among the Grantor, such Banks and the Agent (the "Credit Agreement"), Morgan Guaranty Trust Company of New York and Morgan Guaranty Trust Company of New York, as Security Agent.


PREFACE

Grantor intends to finish the construction of and to operate a geothermal power project (the "Project") in Imperial County, California.

Grantor will finance the Project with a loan in the principal amount not to exceed $82,000,000 made by the Banks to Grantor pursuant to the Credit Agreement.

Grantor will be the account party under Letters of Credit (as hereinafter defined) issued by Morgan Guaranty Trust Company of New York in connection with (i) the construction of certain transmission lines required for the operation of the Project pursuant to the IID Agreements, (ii) certain obligations of Grantor in respect of Imperial County amended conditional use permit No. 9006-86 dated October 28, 1987 (iii) certain obligations of Grantor relating to the Intertie Agreement and (iv) certain obligations of Grantor relating to SCE's Qualifying Facility Milestone Procedure.

As a condition precedent to the advancement of any funds by the Banks under the Credit Agreements and to the issuance of the Letters of Credit by Morgan Guaranty Trust Company of New York, Grantor shall have granted the assignment and security interest contemplated by this Security Agreement.

AGREEMENT


In consideration of the premises herein and in order to induce the Banks to enter into the Credit Agreement, and to make the Tranche
A Loans and the Tranche B Loans (collectively the "Loans") pursuant to the terms thereof, and to induce Morgan Guaranty Trust Company of New York to issue the Letters of Credit and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Grantor hereby agrees with the Security Agent and the Secured Parties as follows:

   1. Definitions. (a) The following terms, as used herein, have the following meanings:

   "Counterparty" means any Person which enters into a Swap
Agreement with the Borrower; provided that the Counterparty shall be an institution approved by the Required Banks in their sole discretion.

   "Letters of Credit" shall mean the Morgan letter of credit Number S-860140, dated October 26, 1988 in the face amount of $973,842, with the respect to the Grantor's obligations under the IID Agreements (the "IID Letter of Credit"), the Morgan letter of credit Number S-861532, dated October 26, 1988 in the face amount of $500,000 with the respect to certain obligations of Grantor under Imperial County amended conditional use permit No. 9006-86 dated October 28, 1987 (the "CUP Letter of Credit"), the Morgan letter of credit No. S-861171 in the face amount of $1,515,189.87 in respect of certain obligations of Grantor relating to the Intertie Agreement (the "Intertie Letter of Credit"), and the Morgan letter of credit No. S-861530 in the face amount of $190,000 in respect of certain obligations of Grantor relating to the SCE Qualifying Facility Milestone Procedure (the "SCE Milestone Procedure Letter of Credit").

   "Morgan" means Morgan Guaranty Trust Company of New York and its successors.

   "Obligations" means (i) the obligations of the Grantor under this Security Agreement, (ii) the obligations of the Grantor, now existing or hereafter arising, owing to the Banks under the Credit Agreement, the Deed of Trust or the Notes, (iii) the Reimbursement Obligation, (iv) any renewal or extension of any of the foregoing and (v) the aggregate of the Secured Swap Amounts under the Secured Swap Agreements (provide that such aggregate shall at no time exceed 10% of the aggregate of Loans outstanding from time to time).

   "Reimbursement Obligation" means the obligations of the Grantor to reimburse Morgan for any draws under the Letters of Credit pursuant to the Continuing Standby Letter of Credit and Guarantee Agreement between Morgan and the Grantor dated as of October 26, 1988.

   "Secured Counterparty" means a Counterparty to a Secured Swap
Agreement.

   "Secured Parties" means (i) each and all of the "Banks" under and as defined in the Credit Agreement and Morgan in its capacity as "Agent" thereunder and any successor in such capacity, (ii) Morgan as issuer of the Letters of Credit and in respect of its rights under the Reimbursement Obligation, (iii) the Secured Counterparties and (iv) Morgan as Security Agent hereunder and any successors in such capacity.

   "Secured Swap Agreement" means a Swap Agreement identified in a Security Agreement Supplement signed by the Borrower and the relevant Counterparty and delivered to the Security Agent pursuant to Section 23 hereof.

   "Secured Swap Amount" means, with respect to a Secured Swap Agreement, the lesser of (i) 10% of the notional amount of such Secured Swap Agreement and (ii) the net payment obligations of the Borrower under such Secured Swap Agreement. If it becomes necessary for purposes of this Security Agreement to determine to determine the exact amount of the Borrower's net payment obligations under any Secured Swap Agreement at a time when the exact amount thereof has not been determined under the provisions of such Secured Swap Agreement, such amount shall be an amount mutually agreed upon between the Security Agent and the Counterparty.

   "Security Agent" means Morgan in its capacity as Security Agent under this Agreement and any successor in such capacity.

   "Security Agreement Supplement" means an instrument substantially in the form of Exhibit B hereto, signed by the Borrower and a Counterparty under a Swap Agreement, in which the Borrower grants a security interest in the Collateral to such Counterparty to secure the Borrower's obligations under such Swap Agreement.

   "Security Interest" means the Security Interest granted pursuant to Section 2, as well as all other Security Interests created or assigned as additional security for the Obligations pursuant to the provisions of this Agreement.

   "Swap Agreement" means any agreement entered into by the Borrower with another person after October 26, 1988 for the purpose of protecting the Borrower against the effects of fluctuations in interest rates, including (without limitation) any interest rate exchange agreement, interest rate collar agreement or interest rate insurance agreement; provided that (i) the Partnership shall have provided the Banks with a copy of such Swap Agreement at least five Domestic Business Days before its execution and (ii) such Swap Agreement shall contain (A) provisions that give the Security Agent the right, but not the obligation, to cure any default thereunder, in a form reasonably satisfactorily to the Required Banks and (B) a consent to collateral assignment in favor of the Security Agent, in a form reasonably satisfactory to the Required Banks.

   (b) Unless otherwise defined, all terms used herein which are defined in the Credit Agreement shall have their respective meanings therein defined.

   2. Assignment, Pledge and Grant of Security Interest. To secure the timely payment of the Obligations, Grantor does hereby assign, transfer and pledge to, and grant pursuant to the California Uniform Commercial Code a security interest in favor of the Security Agent, on behalf of and for the benefit of the Secured Parties, in all the estate, right, title and interest of Grantor in, to and under the following (the "Collateral")

   (i) All tangible personal property, goods, equipment and fixtures of any kind now owned or hereafter acquired by Grantor or in which Grantor now has or may hereafter have any interest, including without limitation (A) all tools, machinery, equipment, steam turbine generators, heat recovery units, transformers, interconnection facilities, engines, appliances, heating, ventilating and air conditioning systems, plumbing, mechanical and electrical systems, elevators, lighting, alarm systems, fire control systems, furnishings, furniture, service equipment and building or maintenance equipment which is incorporated in or used or consumed in connection with the Leathers Facility, and all additions and accessions thereto, whether located at the Leathers Facility, at Grantor's places of business or elsewhere, (B) all building or maintenance materials and supplies, goods, goods held for sale, for lease or for use, raw materials, component parts, work in process, and other inventory and tangible assets used or consumed in connection with the Leathers Facility, and all products thereof, whether in the possession of Grantor, warehousemen, bailees or any other person and whether located at the Leathers Facility, Grantor's places of business or elsewhere, (C) all goods and property covered by any warehouse receipts, bills of lading and other documents evidencing any goods or other tangible personal property of any kind ( including any Collateral), (D) all inventory of Grantor or the Leathers Facility, including spare parts, whether located at the Leathers Facility, the Grantor's place of business or stored in any facility owned or leased by Red Hill Geothermal, Inc. or elsewhere, (E) all equipment leased by Grantor, (F) all maps, plans, specifications, architectural, engineering, construction or shop drawings (including, without limitation, the Plans and Specifications), manuals or similar documents or writings related to the development construction, use, operation, repair or maintenance of the Leathers Facility, (G) all other goods, equipment, machinery, fixtures, inventory or other tangible personal property of Grantor or used in connection with the development, construction, use, operation, repair or maintenance of the Leathers Facility, whether or not acquired with the proceeds of the Loans, and (H) all motor vehicles owned by Grantor;

   (ii) All agreements, contracts or other documents relating to the Leathers Facility ("Project Agreements," a partial list of which is shown in Schedule I attached hereto), including without limitation (A) the Construction Management Agreement, (B) the Leathers Power Purchase Contract, (C) the Operating and Maintenance Agreement, (D) all insurance policies insuring against any loss or damage to the Leathers Facility or any loss of revenues by reason of interruption of the operation of the Leathers Facility, and all proceeds and other amounts payable to Grantor thereunder, (E) all vendor warranties, payment, performance and other bonds and letters of credit benefiting, running to or assigned to Grantor and, relating to the Development of the Leathers Facility or the acquisition, use, operation, repair or maintenance of the Leathers Facility, or the transport of material or equipment to or from the Leathers Facility, (F) the Ground Lease and any other leases or licenses of or rights to use real property in connection with the Leathers Facility, (G) the Easement Agreement and any other easements or rights to use real property in connection with the Leathers Facility, (H) any other lease agreements relating to any equipment or facilities to which Grantor may become a party, (I) the Technology Transfer Agreement dated as of August 15, 1988 by and between Magma and Grantor (the "Technology Transfer Agreement") and any other licenses or rights to use technology in connection with the Leathers Facility, (J) the Administrative Services Agreement dated as of August 15, 1988 by and between Red Hill and the Grantor (the "Administrative Services Agreement"), (K) rights under the Magma Undertaking, (L) the IID Agreements, (M) the Services Agreement for the Performance of Engineering, Procurement, Construction Administration, Accounting, and Pre-Operating Services for the JM Leathers Plant DEC 702 dated April 22, 1987 between Magma and DEC (the "DEC Services Agreement"), (N) the River Ranch Leasehold Bridge Agreement dated as of October 26, 1988 between Magma, Grantor and Security Agent, (O) all amendments, supplements, substitutions and renewals to any of the aforesaid agreements, contracts and documents, and (P) any other agreement to which Grantor may become a party relating to the Development of the Leathers Facility or the use, operation, repair or maintenance of the Leathers Facility, or any part thereof;

   (iii) All intangible personal property, money, accounts, and contract or other rights of any kind now owned or hereafter acquired by Grantor or in which Grantor now has or hereafter acquires an interest relating to the Development of the Leathers Facility or the operation, use, repair or maintenance of the Leathers Facility, including without limitation (A) the Operating Account (as defined in the Operating and Maintenance Agreement) (the "Operating Account") and all funds at any time held therein,
(B) the Debt Service Reserve Account and all funds at any time held therein, (C) the Major Capital Expenditure Reserve Account and all funds at any time held therein, (D) the Partnership Holding Account (as defined in the Limited Partnership Agreement) (the "Partnership Holding Account") and all funds at any time held therein, (E) the Construction Disbursement Account (as defined in the Construction Management Agreement) (the "Construction Disbursement Account") established under the Construction Management Agreement and all funds at any time held therein, (F) all other accounts of any kind, including deposit accounts, with any bank, savings and loan or other institution or depository, (G) all deposits with any governmental agency or public utility, (H) all accounts receivable,
(I) all condemnation or eminent domain awards or settlements, (J) all proceeds or settlements under any and all insurance policies relating to the Leathers Facility, (K) all payment, performance or other bonds relating to the Leathers Facility or any of the Project Agreements, (L) any proceeds received in connection with any sale or other transfer of all or any portion of the Collateral, and (M) all money, instruments, investment securities, accounts, contract rights, documents, copyrights trademarks, trade names, good will, accounts, deposit accounts, chattel paper or general intangibles of any kind;

   (iv) all governmental permits and licenses, whether obtained from local, state or federal government, or any agency or subdivision of any of the foregoing, at any time held by the Grantor or any agent, that is necessary or useful in the Development of the Leathers Facility, or the acquisition, use, operation, repair or maintenance of the Leathers Facility, or the importation to, exportation from or transport of equipment to or from the Leathers Facility;

   (v) All rents, revenues, profits and income of any kind derived in any manner by Grantor from its ownership and/or operation of the Leathers Facility;

   (vi) All rights of Grantor under the Limited Partnership Agreement to receive Capital Contributions from its partners and any right Grantor may have to the return of distributions made to its partners in violation of the Credit Agreement, the Limited Partnership Agreement or California Law; and

   (vii) (A) All products, accessions, additions, substitutions, replacements or proceeds of any and all of the foregoing, (B) all rights of the Grantor to receive moneys due and to become due under or pursuant to the Collateral, (C) all rights of the Grantor to receive return of any premiums for or proceeds of any insurance, indemnity, warranty or guaranty with respect to the Collateral, (D) all claims of the Grantor for damages arising out of or for breach of or default under the Project Agreements or relating to any other Collateral, (E) all rights of the Grantor to terminate, amend, supplement, modify or waive performance under the Project Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder, and (F) to the extent not included in the foregoing, all proceeds receivable or received when any and all of the foregoing Collateral is sold, collected, exchanged or otherwise disposed of, whether voluntarily or involuntarily.

   This Agreement secures the payment of all obligations of the Grantor, now existing or hereafter arising, owing to the Secured
Parties under the Obligations.

   Grantor does hereby constitute the Security Agent, acting for and on behalf of itself, the other Secured Parties and each successor or assign of each of them, the true and lawful attorney of Grantor, irrevocably, with full power (in the name of Grantor or otherwise) to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due and to become due under or arising out of the Project Agreements or any of the other Collateral, including without limitation any insurance policies with respect to the Leathers Facility, to elect remedies thereunder, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings in connection therewith which the Security Agent may deem to be necessary or advisable.

   Any replacements, renewals, substitutions or additional tangible or intangible personal property hereafter acquired by Grantor and/or placed or installed in or upon the Leathers Facility shall immediately become subject to this Security Agreement without the necessity of any further agreement or writing. Nonetheless, upon demand of the Security Agent, Grantor, in order to further confirm the same, will execute a new or amended security agreement or any other documents deemed necessary by the Security Agent to effectuate the purpose of this Security Agreement. Whenever deemed necessary by the Security Agent, Grantor will obtain from any conditional vendor or holder of a purchase money lien its consent to the security hereby created.

   3.  Project Agreements.

   (a) In order to effectuate the foregoing, Grantor has heretofore delivered or concurrently with the delivery hereof is delivering to the Security Agent, a copy of an executed counterpart of each of the Project Agreements and separate instruments evidencing the collateral assignment of the Project Agreements listed on Schedule II in favor of the Secured Parties; and an executed counterpart of each material future lease, construction agreement, operation agreement and other agreement relating to the Leathers Facility, and amendments and supplements to the foregoing, included in the Collateral, as they are entered into by Grantor, will likewise be delivered to the Security Agent, promptly upon the execution thereof, together with any appropriate instruments of collateral assignment. If delivery to the Security Agent of an executed counterpart of any agreement leaves Grantor without an executed counterpart thereof, the Security Agent will release its executed counterpart to Grantor, upon Grantor's request, provided that no Event of Default shall have occurred and be continuing, for Grantor's temporary use in the enforcement of such agreement by judicial proceedings. Notwithstanding anything to the contrary contained herein, no such future lease, construction agreement, operation agreement or other agreement relating to the Leathers Facility may be entered into by Grantor without the prior written approval of the Required Banks except for contracts relating to the construction of the Leathers Facility which are provided for in the construction budget.

   (b) Anything herein contained to the contrary notwithstanding, Grantor shall remain liable under each of the Project Agreements, each future lease, construction agreement, operating agreement and other agreement relating to the Leathers Facility and any amendments or supplements to any of the foregoing, to perform all of the obligations assumed by it thereunder, all in accordance with and pursuant to the terms and provisions thereof, and the Security Agent shall have no obligation or liability under any of such Project Agreements, leases or agreements by reason of or arising out of this Security Agreement, nor shall the Security Agent be required or obligated in any manner to perform or fulfill any obligations of Grantor thereunder or to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim, or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

   (c) If any default by Grantor under any of the Project Agreements shall occur, the Security Agent shall, at its option, be permitted (but shall not be obligated) to remedy any such default, provided that any curing by the Security Agent of Grantor's default under any of the Project Agreements shall not be construed as an assumption by the Security Agent of any obligations, covenants or agreements of Grantor under such Project Agreements. This Security Agreement shall not be deemed to release or to affect in any way the obligations of Grantor under the Project Agreements.

   4. Remedies. (a) If any Event of Default has occurred and is continuing, the Security Agent shall, on behalf of the Secured Parties, at the direction of the Required Banks, in addition to any rights or remedies that it or they may have under the Credit Agreement, the Deed of Trust or the Reimbursement Obligation, (i) proceed to protect and enforce the rights vested in it by this Security Agreement, including without limitation the right to cause all revenues hereby pledged as security and all other moneys pledged hereunder to be paid directly to it, and to enforce its rights hereunder to such payments and all other rights hereunder by such appropriate judicial proceedings as it shall deem most effective to protect and enforce any of such rights, including specific enforcement of any covenant or agreement contained in any of the Project Agreements, to aid in the exercise of any power therein or herein granted, for any foreclosure hereunder and sale under a judgment or decree in any judicial proceeding, or to enforce any other legal or equitable right vested in it by this Security Agreement or by law: (ii) cause any action at law or suit in equity or other proceeding to be instituted and prosecuted to collect or enforce any obligations or rights included in the Collateral, or to foreclose or enforce any other agreement or other instrument by, under or pursuant to which such obligations are issued or secured, subject in each case to the provisions and requirements thereof; (iii) sell or otherwise dispose of any or all of the Collateral or cause the Collateral to be sold or otherwise disposed of in one or more sales or transactions, at such prices as the Security Agent may deem appropriate or adequate, for cash or on credit or for future delivery, without assumption of any credit risk, at any broker's board or at public or private sale, without demand or performance or notice of intention to sell or of time or place of sale (except such notice as is required by the Credit Agreement or which under applicable law cannot be waived), and any Secured Party or any other Person may be the purchaser of any or all of the Collateral so sold and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any equity of redemption, of the Grantor, any such demand, notice or right and equity being hereby expressly waived and released; (iv) incur expenses, including attorneys' fees, consultants' fees, and other costs appropriate to the exercise of any right or power under this Agreement; (v) perform any obligation of Grantor hereunder or under any other agreement assigned, pledged or in which a security interest is granted pursuant to Section 2 hereof, and make payments, purchase, contest or compromise any encumbrance, charge, or lien, and pay taxes and expenses, without, however, any obligation so to do; (vi) take possession of the Collateral and render it usable, and repair and renovate the same, without, however, any obligation so to do, and enter upon the Leathers Facility or any other location where the same may be located for that purpose, control, manage, operate, rent, and lease the Collateral, either separately or in conjunction with the Leathers Facility, and collect all rents and income from the Collateral; (vii) secure the appointment of a receiver of a Leathers Facility and/or the Collateral; or (viii) exercise any other or additional rights or remedies granted to a secured party under the California Uniform Commercial Code. Any cash or proceeds received by the Security Agent pursuant to the foregoing sentence shall be applied as specified in Section 5. If, pursuant to applicable law, prior notice of any such action is required to be given to Grantor, Grantor hereby acknowledges that the minimum time required by such applicable law, or if no minimum is specified, five (5) Domestic Business Days, shall be deemed a reasonable notice period.

   (b) In addition to the foregoing remedies, the Security Agent may, but shall not be obligated to, cure any Event of Default and incur fees, costs and expenses in doing so, in which event Grantor shall immediately reimburse the Security Agent as provided in
Section 16. Subject to Grantor's right to contest claims, liens and encumbrances, as provided in the Credit Agreement, the Security Agent shall be the sole judge of the validity of any adverse claims, taxes, assessments, charge or encumbrances, and the amount to be paid in satisfaction thereof, and of the necessity for, and of the time and manner of doing everything herein authorized to be done, provided the Security Agent shall be under no obligation to do any such acts or make any such payments.

   (c) Upon the occurrence of an Event of Default, the Security Agent may require Grantor to, and upon demand from the Security Agent, Grantor shall, assemble the Collateral and make it available to the Security Agent at a place to be designated by the Security Agent.

   (d) All costs and expenses (including without limitation attorneys' fees and expenses) incurred by the Security Agent or any other Secured Party in connection with any suit or proceeding or otherwise in enforcing the rights of the Security Agent or any other Security Party in connection with this Security Agreement, or in connection with the performance by the Security Agent of any of Grantor's agreements contained herein or in any of the Project Agreements or in respect of any part of the Collateral pursuant to the terms of this Security Agreement, together with interest thereon at a per annum rate of interest equal to the sum of (i) the rate of interest publicly announced by Morgan in New York City from time to time as its "Prime Rate" and (ii) 1-1/2% (or such lesser amount as shall be permitted under any applicable law or laws), from the date on which such costs or expenses are incurred to the date of payment thereof, shall constitute additional indebtedness secured by this Security Agreement and shall be paid by Grantor to the Security Agent as provided in Section 16.

   (e) The inclusion herein of any Collateral which may now be or hereafter become affixed or in any manner attached to the Leathers Facility shall not prevent such property from being subject to the lien of the Deed of Trust. Should the Collateral include any appliances, equipment, fixtures, or other items which are also covered by the Deed of Trust, any sale held under either the Deed of Trust or under this Security Agreement pursuant to the California Uniform Commercial Code shall conclusively bar the rights of Grantor in such items.

   5.  Application of Proceeds.

   (a) The proceeds of any sale of, or other realization upon, all or any part of the Collateral or the proceeds received from any foreclosure under this Security Agreement or the Deed of Trust shall be applied by the Security Agent in the following order of priority:

   first, to payment of the expenses of such sale or other realization, including reasonable compensation to the Security
Agent and its agents and counsel or, to the extent applicable, any Secured Party and its agents and counsel, and all expenses, liabilities and advances incurred or made by the Security Agent or, to the extent applicable, any Secured Party in connection therewith, and any other unreimbursed expenses for which the Security Agent is to be reimbursed pursuant to Section 16;

   second, to the Secured Parties, ratably in proportion to the outstanding principal amounts of the obligations (the outstanding principal amount of any Reimbursement Obligation being deemed to be the face amount of the related Letter of Credit), until all Obligations have been paid in full; and finally, to payment to the Grantor, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

The Security Agent may make distributions hereunder in cash or in kind or, on a ratable basis, in any combination thereof.

   (b) In making the determinations and allocations required by this Section 5, the Security Agent may rely upon information supplied by the holders of the Obligations as to the amounts of the Obligations held by them, and the Security Agent shall have no liability to any of the Secured Parties or holders of Obligations for actions taken in reliance on such information. All distributions made by the Security Agent pursuant to this Section
5 shall be final and the Security Agent shall have no duty to inquire as to the application by the Secured Parties of any amount distributed to them. However, if at any time the Security Agent determines that an allocation or distribution previously made pursuant to this Section was based on a mistake of fact (including, without limiting the generality of the foregoing, mistakes based on an assumption that principal or interest has been paid by payments which are subsequently recovered from the recipient thereof through the operation of any bankruptcy, reorganization, insolvency or other laws or otherwise), the Security Agent may in its discretion, but shall not be obligated to, adjust subsequent allocations and distributions hereunder so that, on a cumulative basis, the Secured Parties receive the distributions to which they would have been entitled if such mistake of fact had not been made.

   (c) If, through the operation of any bankruptcy, reorganization, insolvency or other laws or otherwise, the Security Interests are enforced with respect to some, but not all, of the Obligations, the Security Agent shall nonetheless apply the proceeds for the benefit of the holders of all the Obligations, in the proportion and subject to the priorities specified in Section 5(a). To the extent that the Security Agent distributes proceeds collected with respect to one Obligation ("Obligation A") to or on behalf of the holder of another Obligation ("Obligation B"), the holder of Obligation A shall be deemed to have purchased a participation in Obligation B, or shall be subrogated to the rights of the holder of Obligation B to receive any subsequent payments and distributions made with respect to the portion thereof paid or to be paid by the application of such proceeds.

   6. Remedies Cumulative; Delay Not Waiver. No right, power or remedy herein conferred upon or reserved to the Security Agent is intended to be exclusive of any other right, power or remedy, and every such right, power and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right, power and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not present the concurrent assertion or employment of any other appropriate right or remedy.

   No delay or omission of the Security Agent to exercise any right or power accruing upon the occurrence and during the continuance of any Event of Default as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and every power and remedy given by this Security Agreement may be exercised from time to time, and as often as shall be deemed expedient, by the Security Agent.

   7. Covenants and Representations. Grantor covenants, agrees and represents as follows:

   (a) No Financing Statements on File. No effective financing statement, fixture filing or other instrument similar in effect covering all or any part of the Grantor's interest in the Collateral is on file in any recording office, except such as may have been filed pursuant to this Agreement and as shown on Exhibit A hereto.

   (b) Grantor's Right, Title and Interest in Collateral. The Grantor is lawfully possessed of ownership of the Collateral and has full right, title and interest in all rights purported to be granted to it under the Project Agreements, subject to no mortgages, liens, charges, or encumbrances other than those permitted under the Secured Credit Agreement or created pursuant to this Security Agreement, or the Deed of Trust, and those set forth on Exhibit A hereto, and has full power and lawful authority to grant and assign the Collateral hereunder. The Grantor will, so long as any Obligations shall be outstanding, warrant and defend its title to the Collateral against the claims and demands of all persons whomsoever.

   (c) Discharge of Liens. Except as permitted by Section 5.16 of the Credit Agreement, Grantor will not directly or indirectly create, incur, assume or suffer to exist any Liens on or with respect to any property or assets constituting a part of the Collateral and Grantor will at its own cost and expense promptly take such action as may be necessary to discharge any such Liens on or with respect to any properties or assets constituting a part of the Collateral.

   (d) Other Assignments of Contracts. Grantor represents and warrants that it has not assigned and will not assign any of its rights under the Project Agreements except as provided in this Security Agreement, the Deed of Trust or the Credit Agreement.

   (e) Actions in Name of Grantor. Grantor agrees that any action or proceeding to enforce this Security Agreement may be taken by the Security Agent either in Grantor's name or in the name of the Security Agent on behalf of the Secured Parties, as the Security Agent may deem necessary.

   (f) Other Business. Except as provided in the Credit Agreement, Grantor will not engage in any business other than activities relating to the operation of the Leathers Facility; provided, however, that nothing herein shall be construed to restrict Red Hill, Magma or San Felipe from engaging in other business activities.

   (g)  Amendments, Waivers, etc. of Contracts.

     (i) The Grantor will not amend or modify any material provision of any material Project Agreement (including any technical or design specifications under the Dow Engineering Agreement) or terminate or agree to termination of any material Project Agreement or waive any material right thereunder without the prior written consent of the Required Banks, it being understood that any amendment or modification by the Grantor of any provision of any of the Project Agreements or waiver of any right thereunder which is permitted by this Section 7(g) shall not constitute a breach of, or a default under, any collateral assignment delivered by the Borrower pursuant to Section 3 of this Security Agreement or any consent thereto.

     (ii) The Grantor will not enter into any material Project Agreement in the future without first (i) having obtained the prior written consent of the Required Banks which consent will not be unreasonably withheld and (ii) taking any and all steps necessary to create and perfect the Banks' Security Interest therein, including, without limitation, the updating of Schedule
 I to this Security Agreement to include such Project Agreement.

     (iii) The Grantor shall comply with the terms of each material Project Agreement, shall enforce the terms of each material Project Agreement against the other party or parties thereto, and shall promptly advice the Agent of any material default under any Project Agreement and the steps proposed to be taken in connection therewith.

     (iv) In addition to any other relevant provisions hereof or of the Credit Agreement or the Deed of Trust, the Grantor agrees that all properties and rights of the type referred to in
Section 4.10 of the Credit Agreement shall be obtained or renewed, all contractual arrangements of the type referred to in
 Section 4.10 of the Credit Agreement shall be entered into, and all such properties and rights and contractual arrangements shall be maintained from time to time in connection with the Development of the Leathers Facility, the operation of the Leathers Facility and the sale of electricity to SCE under the Leathers Power Purchase Contract.

   (h) Consents to Assignment. Except as disclosed on Schedule II, Grantor has obtained all necessary consents to this Agreement (including, specifically the provisions regarding the Security Agent's cure rights contained in Section 3 hereof) from each of the parties to the Project Agreements (the "Contracting Parties"), and agrees to use its best efforts to obtain such consents from each future or successor Contracting Party.

   (i) Notice of Defaults, Etc. Grantor shall give to the Security Agent prompt notice, if Grantor has knowledge or has received notice, of (i) any event of default or any event which with the giving of notice or the passage of time or both might become an event of default under any Project Agreement, (ii) the creation of any Liens with respect to the Collateral if such Liens would have a materially adverse effect on any of the interests of the Security Agent or the Secured Parties in the Collateral, and
(iii) any other event which does or reasonably may have an adverse effect on any of the interests of the Security Agent or the Secured Parties in the Collateral. Nothing in this subsection 7(i) shall be construed to limit or eliminate any other notice requirements under this Security Agreement, the Credit Agreement, or any other document related to this transaction.

   (j) Accounts. Grantor shall (i) establish or cause to be established on or before October 26, 1988, at Agent's New York office the Debt Service Reserve Account, and the Partnership Holding Account, (ii) establish or cause to be established at the Main Los Angeles Branch office of First Interstate Bank of California, Los Angeles, California 90017, the Operating Account, the Construction Disbursement Account and the Major Capital Expenditure Reserve Account. Grantor agrees to consent to the giving of notice of the security interest granted hereby to any bank at which any such account is held. Grantor shall fund or cause the above-referenced accounts to be funded pursuant to the terms and conditions of the Operating and Maintenance Agreement, the Construction Management Agreement or the Limited Partnership Agreement, as appropriate. The Grantor will not permit the funds in the above-referenced accounts to be used in any manner other than as expressly provided in or permitted by the Operating and Maintenance Agreement, the Construction Management Agreement or the Limited Partnership Agreement, as appropriate. Grantor will not change the location of any such account without the prior written consent of the Required Banks.

   (k) Validity Perfection and Priority of Security Interests. This Security Agreement has been duly authorized, executed and delivered by the Grantor, and constitutes a valid and binding obligation of the Grantor and is enforceable in accordance with its terms. As of the date hereof, the Security Agent, on behalf of the Secured Parties, will have valid and perfected security interests in that portion of the Collateral consisting of goods, equipment, inventory, fixtures and any other portions of the Collateral a security interest in which may be perfected under the California Uniform Commercial Code by the filing of a financing statement, subject to no prior Lien except as shown on Exhibit A. Other than the filing of financing statements under the California Uniform Commercial Code at the California Secretary of State office and office of the Imperial County Recorder, which have been made, no registration, recordation or filing with any governmental body, agency or official is required in connection with the execution or delivery of this Security Agreement, or is necessary for the validity or enforceability hereof or for the perfection of the security interests created hereby. The execution, delivery, performance and enforcement of this Security Agreement do not and will not contravene, or constitute a default under, any provision of applicable law or regulation or of the Limited Partnership Agreement or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Grantor or result in the creation or imposition of any Lien (other than the Liens created hereby) upon any asset of the Grantor. The Grantor has not performed any acts which might prevent the Security Agent from enforcing any of the terms and conditions of this Security Agreement or which would limit the Security Agent in any such enforcement.

   (l) Grantor shall, within 30 days after a request of the Security Agent or any Security Party, provide a list of all or such portion of the Collateral as the requesting party shall request.

   8. Notices. Unless otherwise specifically herein provided, all notices required or permitted under the terms and provisions hereof shall be in writing and any such notice shall become effective (i) upon receipt if hand delivered, (ii) when the appropriate answer back is received if sent by telex, and (iii) if otherwise delivered, (3 days) Domestic Business Days after being sent by registered or certified mail, return receipt requested, with proper postage affixed thereto, and addressed as specified in the Obligations, or at such other address as the parties shall from time to time designate in like manner.

   9. Further Assurances. (a) The Grantor agrees that from time to time, at the expense of the Grantor, the Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Security Agent may request, in order to perfect and protect the assignment and security interest granted or intended to be granted hereby or to enable the Security Agent for the ratable benefit of the Secured Parties to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the Grantor will: (i) if any collateral shall be evidenced by a promissory note or other instrument, deliver and pledge to the Security Agent for the benefit of the Security Agent such note or instrument duly endorsed (without recourse) and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Security Agent; and (ii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments, endorsements or notices, as may be necessary or desirable, or as the Security Agent may request, in order to perfect and preserve the assignments and security interests granted or purported to be granted hereby.

   (b) The Grantor hereby authorizes the Security Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Grantor where permitted by law. Copies of any such statement or amendment thereto shall promptly be delivered to the Grantor.

   (c) The Grantor shall pay all filing, registration and recording fees of refiling, re-registration and re-recording fees, and all expenses incident to the execution and acknowledgment of this Agreement, any assurance, and all federal, state, county and municipal stamp taxes and other taxes, duties, imports, assessments and charges arising out of or in connection with the execution and delivery of this Agreement, or any agreement supplemental hereto and any instruments of further assurance.

   10. Place of Perfection; Records. The Grantor shall give the Agent at least 30 Domestic Business Days' notice before it changes its name or the location of its chief place of business and chief executive office and shall at the expense of the Grantor execute and deliver such instruments and documents as required to maintain thereafter a prior perfected security interest in the Collateral and as requested by the Security Agent. The Grantor will hold and preserve such records and will permit representatives of the Security Agent at any time during normal business hours to inspect and make abstracts from such records.

   11. Covenants of the Grantor. The Grantor shall pay, before the imposition of any fine, penalty, interest or cost attached thereto, all taxes, assessments and other governmental or non-governmental charges or levies now or hereafter assessed or levied against the collateral or upon the Security Interest provided for herein (except for liens for taxes and assessments not then delinquent or which the Grantor may, pursuant to the provisions of
Section 5.02 of the Credit Agreement, permit to remain unpaid) as well as pay, or cause to be paid, all claims for labor, materials or supplies which, if unpaid, might become a prior Lien thereon, and will exhibit receipts showing payment of any of the foregoing.

   12. Continuing Assignment and Security Interest; Transfer of Notes. This Agreement shall create a continuing assignment of and security interest in the Collateral and shall (i) remain in full force and effect until payment in full of the Obligations and all other amounts owing to the Secured Parties, (ii) be binding upon the Grantor, its successors and assigns and (iii) inure, together with the rights and remedies of the Security Agent, to the benefit of the Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), subject to the provisions of the Obligations, each or any of the Secured Parties may assign or otherwise transfer the Notes or other evidence of indebtedness held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise.

   13. Termination of Security Interests; Release of Collateral. Upon the payment in full of the Obligations, the Security Interests shall terminate and all rights to the Collateral shall revert to the Grantor. Upon any such termination, the Security Agent will, at the Grantor's expense, execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination. At any time and from time to time prior to such termination of the Security Interests, if no Default has occurred and is continuing (i) the Security Agent may release any of the Collateral with the prior written consent of each of the Secured Parties or (ii) the Grantor may apply funds in the Operating Account, the Construction Disbursement Account, the Major Capital Expenditure Reserve Account, the Partnership Holding Account, or the Debt Service Reserve Account as provided in the Operating and Maintenance Agreement, the Construction Management Agreement or the Limited Partnership Agreement.

   14.  Concerning the Security Agent.

   The Grantor, each Party and each holder of any Obligation by its acceptance thereof, agrees with the Security Agent as follows:

   (a) The Security Agent is authorized to take all such action as is provided to be taken by it in such capacity hereunder and under the Deed of Trust and all other action reasonably incidental thereto. As to any matters not expressly provided for herein (including, without limitation, the timing and methods of realization upon the Collateral and, any waivers of amendments of the provisions hereof), the Security Agent shall act or refrain from acting in accordance with written instructions from the Required Banks or, in the absence of such instructions, in accordance with its discretion.

   (b) Neither the Security Agent nor any of its directors, officers, attorneys, agents or employees shall be liable for any action taken or omitted to be taken by it, or by them on its behalf, as the Security Agent under this Security Agreement or the Deed of Trust or in respect of any of the Collateral or otherwise in connection with any of the foregoing, except for its or their own gross negligence or willful misconduct.

   (c) In connection with its duties under this Security Agreement and the Deed of Trust, the Security Agent shall be entitled to rely on an paper or document believed by it to be genuine and correct and, in respect of legal matters, upon the opinion of legal counsel selected by it; and any action taken or omitted in good faith by the Security Agent in accordance with the opinion of such counsel shall be full justification and protection to it.

   (d) The Security Agent shall not be responsible for the genuineness, validity, or effectiveness of any of the Collateral nor shall it be liable because of any invalidity of the security provisions hereof or of any other security agreement, whether arising from law or by reason of any action or omission to act on its part, nor shall it be bound to ascertain or inquire as to the performance or observance of any of the terms of this Security Agreement by the Grantor.

   (e) The Security Agent may employ agents and attorneys-in-fact and shall not be answerable, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected in good faith.

   (f) With respect to Obligations owing to it, the Security Agent shall have the same rights as any other Secured Party and may exercise the same as though it were not the Security Agent, may become the owner of any of the Collateral, and may accept deposits from, lend money to, and generally engage in any kind of banking or trust business with Grantor or any of its affiliates as if it were not the Security Agent.

   (g) The Security Agent may resign at any time by giving at least three (3) Domestic Business Days written notice thereof to the Secured Parties and the Grantor. Upon any such resignation, the Required Banks shall have the right to appoint a successor Security Agent. If no successor Security Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Security Agent's giving of notice of resignation, then the retiring Security Agent may, on behalf of the Secured Parties, appoint a successor Security Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital surplus of at least $50,000,000. Upon the acceptance of any appointment as Security Agent by a successor Security Agent, such successor Security Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Security Agent, and the retiring Security Agent shall be discharged from its duties and obligations in such capacity. After any retiring Security Agent's resignation or removal as Security Agent, the provisions of this Section shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Security Agent.

   (h)  The Secured Parties have appointed Morgan Guaranty Trust
Company of New York to act for them as the Security Agent hereunder. Morgan Guaranty Trust Company of New York agrees to act as the Security Agent in accordance with the terms of this Agreement.

   (i) No Counterparty shall have any right to enforce directly the Liens created by this Security Agreement or the other Collateral Documents. No Counterparty shall have any right to require the Security Agent to take or fail to take any action under this Security Agreement or any other Collateral Document or to receive any application of funds except pursuant to Section 5. Notwithstanding any provision to the contrary herein, no Counterparty shall have any right to direct any action to be taken by the Security Agent or to vote hereunder.

   15. Appointment of Co-Agents. At any time or times, in order to comply with any legal requirement in any jurisdiction, the Security Agent may, with the consent of the Required Banks, appoint another bank or trust company or one or more other persons, either to act as co-agent or co-agents, jointly with the Security Agent, or to act as separate agent or agents on behalf of the Secured Parties with such power and authority as may be necessary for the effectual operation of the provisions hereof or of any other Security Agreement and may be specified in the instrument of appointment (which may, in the discretion of the Security Agent, include provisions for the protection of such co-agent or separate agent similar to the provisions of Section 14).

   16. Expenses. In the event that the Grantor fails to comply with the provisions of this Agreement, such that the value of any Collateral or the validity, perfection, rank or value of any Security Interest is thereby diminished or potentially diminished or put at risk, the Security Agent, if requested by the Required Banks, shall effect such compliance on behalf of such Grantor, and the Grantor agrees to reimburse the Security Agent for the costs thereof on demand. All insurance expenses and all expense of protecting, storing, warehousing, appraising, insuring, handling, maintaining, and shipping the Collateral, any and all excise, property, sales, and use taxes imposed by any state, federal, or local authority on any of the Collateral, or in respect of periodic appraisals and inspections of the Collateral to the extent the same may be requested by the Security Agent from time to time, or in respect of the sale thereof shall be borne and paid by the Grantor; and if Grantor fails to promptly pay any portion thereof when due, the Security Agent or Secured Party (which term, for purposes of this Section 16, shall exclude any and all Secured Counterparties) may, at its option, but shall not be required to, pay the same and charge the account of the Grantor therefore, the Grantor hereby further agrees that it will forthwith upon demand pay to the Security Agent and any Secured Party the amount of any taxes which the Security Agent and any secured Party may have been required to pay by reason of the Security Interests (including any applicable transfer taxes) or to free an of the Collateral from any Lien thereon and the amount of any and all reasonable out-of-pocket-expense, including the reasonable fees and disbursements of counsel and of any agents or other experts which the Security Agent and any Secured Party may incur in connection with (w) the administration of this Agreement, (x) the collection, sale or other disposition of any of the Collateral, (y) the exercise by the Security Agent or any Secured Party of any of the rights conferred upon it hereunder or (z) any Default. The Grantor agrees to reimburse the Security Agent or such Secured Party promptly therefore with interest accruing thereon daily at a per annum rate of interest equal to the sum of (i) the rate of interest publicly announced by Agent in New York City from time to time as its "Prime Rate" and (ii) 1 1/2% or such maximum lesser amount as shall be permitted under any applicable law or laws. All sums so paid or incurred by the Security Agent or any Secured Party for any of the foregoing and any and all other sums for which the Grantor may become liable hereunder and all costs and expenses (including attorneys' fees, legal expenses and court costs) reasonably incurred by the Security Agent or any Secured Party in enforcing or protecting the Security Interests or any of their rights or remedies under this Agreement, shall, together with interest thereon until paid at such rate per annum, be additional Obligations hereunder.

   17. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

   18. Successors and Assigns. All covenants and agreements contained herein shall be binding upon, inure to the benefit of, the parties and their respective successors and assigns; provided, that Grantor may not assign its rights or obligations hereunder except as otherwise provided in the Credit Agreement.

   19. Headings. The headings of the various Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

   20. Governing Law. This Security Agreement, including all matters of construction, validity and performance and matters relating to the creation, validity, enforcement and priority of the lien of, and security interests created by, this Security Agreement upon the Collateral shall be governed by the laws of the State of California.

   21. References to Other Documents. All defined terms used in this Security Agreement which refer to other documents shall be deemed to refer to such other documents as they may be amended, supplemented or replaced from time to time, provided such documents were not amended in breach of a covenant contained in any agreement to which Grantor, the Security Agent or any/of the Secured Parties is a party.

   22. Nonrecourse. Notwithstanding any provision of any agreement relating to the Obligations secured by this Security Agreement (including, without limitation, the Reimbursement Obligation), such Obligations shall be paid only from the income of and the proceeds from the Leathers Facility and the Collateral and the Mortgaged Property as provided in Section 9.12 of the Secured Credit Agreement, which provision is hereby incorporated by this reference.


   23. Security Agreement Supplements. Upon (i) receipt of a Security Agreement Supplement signed by the Borrower and the Counterparty referred to therein and (ii) the execution of a collateral assignment of the relevant Swap Agreement in favor of the Security Agent, the Security Agent shall acknowledge receipt of such Security Agreement Supplement in the manner set forth therein. As of the date of such acknowledgement, such Security Agreement Supplement shall become effective and such Counterparty shall thereupon become a Secured Counterparty and be (i) entitled to all of the rights of a Secured Counterparty for all purposes of this Security Agreement and (ii) bound by all of the duties, obligations, restrictions, limitations and liabilities of a Secured Counterparty under this Security Agreement.


   IN WITNESS WHEREOF, Grantor has caused this Agreement to be duly executed by its officers thereunder duly authorized, as of the day and year first above written.


LEATHERS, L.P.,
a limited partnership organized
under the laws of the State of California

By:  RED HILL GEOTHERMAL, INC.
   a Delaware corporation
   a General Partners

By:  /s/  Russ L. Tenney

Its: President


By:  /s/  Wallace C. Dieckmann

Its: Assistant Secretary

MORGAN GUARANTY TRUST COMPANY OF
NEW YORK, as Agent for the Banks
pursuant to the Secured Credit
Agreement dated as of October 26,
1988 among Leathers, L.P., the
Banks parties thereto and Morgan
Guaranty Trust Company of New
York, as Agent.

By:  /s/  Charlton H. Chatfield

Its: Senior Vice President


MORGAN GUARANTY TRUST COMPANY OF
  NEW YORK

By:  /s/  Charlton H. Chatfield

Its: Senior Vice President


MORGAN GUARANTY TRUST COMPANY OF
  NEW YORK, as Security Agent

By:  /s/  Charlton H. Chatfield

Its: Senior Vice President


                                            Exhibit 10.85 (Cont.)


                          LEATHERS, L.P.
            AMENDMENT NUMBER ONE TO SECURITY AGREEMENT


   This amendment is dated as of April 14, 1989 among LEATHERS, L.P. ("Grantor"), MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent for and on behalf of the BANKS (the "Agent"), MORGAN GUARANTY TRUST COMPANY OF NEW YORK ("Morgan") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Security Agent (the "Security Agent"),

                       W I T N E S S E T H :

   WHEREAS, the parties hereto are the parties to the Security
Agreement dated as of October 26, 1988 among the Borrower, the Agent, Morgan and the Security Agent (the "Security Agreement:);
and

   WHEREAS, the parties hereto desire to amend the Security
Agreement as provided herein;

   NOW, THEREFORE, the parties hereto agree as follows:

   SECTION 1. Definitions; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Security Agreement has the meaning assigned to such term in the Security Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Security Agreement shall from and after the date hereof refer to the Security Agreement as amended hereby.

   SECTION 2.  Amendment of Section 1 of the Security Agreement.
The following definitions set forth in Section 1 of the Security
Agreement are amended to read as follows:

     "Letters of Credit" means, collectively, (i) letter of credit No. S-861171 issued by Morgan Guaranty Trust Company of New York in an amount not exceeding $1,515,189.87 relating to the Intertie Agreement, (ii) letter of credit No. S-861532 issued by Morgan Guaranty Trust Company of New York in an amount not exceeding $671,000 relating to the IID Agreements, (iii) letter of credit No. S-861532 issued by Morgan Guaranty Trust Company of New York in an amount not exceeding $500,000 relating to that certain Amended Conditional Use Permit number 9006-86 issued by Imperial County, California on October 28, 1987, (iv) letter of credit No. S-861530 issued by Morgan Guaranty Trust Company of New York in an amount not exceeding $190,000 relating to SCE's Qualifying Facility Milstone Procedure and (v) a letter of credit to be issued by Morgan Guaranty Trust Company of New York in an amount not exceeding $80,000 relating to the increase in Nominated Capacity to 40 MW, a copy of which will be delivered to the Banks within five Domestic Business Days of issuance.

     "Obligations" means (i) the obligations of the Grantor under this Security Agreement, (ii) the obligations of the Grantor, now existing or hereafter arising, owing to the Banks under the Credit Agreement, the Deed of Trust or the Notes, (iii) the Reimbursement Obligation, (iv) any renewal or extension of any of the foregoing and (v) the aggregate of the Secured Swap Amounts under the Secured Swap Agreements (provided that such aggregate shall not at any time exceed 10% of the aggregate of Loans outstanding at such time).

     "Reimbursement Obligation" means the obligations of the Grantor to reimburse Morgan for any draws under the Letters of Credit pursuant to the Continuing Standby Letter of Credit and Guarantee Agreement between Morgan and the Grantor dated as of October 26, 1988 with respect to the Letters of Credit.

     "Swap Agreement" means any agreement entered into by Borrower with another person after October 26, 1988 for the purpose of protecting the Borrower against the effects of fluctuations in interest rates, including (without limitation) any interest rate exchange agreement, interest rate collar agreement or interest rate insurance agreement; provided that (i) the Partnership shall have provided the Banks with a copy of such Swap Agreement at least give Domestic Business days before its execution and (ii) such Swap Agreement shall contain (A) provisions that give the Security Agent the right, but not the obligation, to cure any default thereunder, in a form reasonably satisfactory to the Required Banks and (B) a consent to collateral assignment of the Swap Agreement in favor of the Security Agent, in a form reasonably satisfactory to the Required Banks.

     SECTION 3.     Amendment to Section 4.  Paragraph (d) of
Section 4 of the Security Agreement is hereby amended to read as follows:

       (d) All costs and expenses (including without limitation attorneys' fees and expenses) incurred by the Security Agent or any other Secured Party (other than Secured Counterparties) in connection with any suit or proceeding or otherwise in enforcing the rights of the Security Agent or any other Secured Party in connection with this Security Agreement, or in connection with the performance by the Security Agent of any of Grantor's agreements contained herein or in any of the Project Agreements or in respect of any part of the Collateral pursuant to the terms of this Security Agreement, together with interest thereon at a per annum rate of interest equal to the sum of (i) the rate of interest publicly announced by Morgan in New York City from time to time as its "Prime Rate" and (ii) 1-1/2% (or such lesser amount as shall be permitted under any applicable law or laws), from the date on which such costs or expenses are incurred to the date of payment thereof, shall constitute additional indebtedness secured by this Security Agreement as provided in Section 16.

     SECTION 4. Amendment to Section 5. Paragraph "second" of subsection (a) of Section 5 of the Security Agreement is hereby amended to read as follows:

       second, to the Secured Parties, ratably in proportion to the outstanding principal amounts of the Obligations (the outstanding principal amount of (x) the Reimbursement Obligation being deemed to be the face amount of the Letters of Credit issued pursuant thereto and (y) of any Secured Swap Agreement being deemed to be the Secured Swap Amount (provided that the aggregate of all Secured Swap Amounts shall not at any time exceed 10% of the aggregate of the Loans outstanding at such time)), until all obligations have been paid in full; and

       finally, to payment to the Grantor, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

     SECTION 5.     Amendment to Section 14.  Subsection (1) of
Section 14 of the Security Agreement is hereby amended to read as follows:

       (i) No Secured Counterparty shall have the right, and each Secured Counterparty agrees that it shall not act or seek, (a) to enforce directly the Liens created by this Security Agreement or the other Collateral Documents, (b) to require the Security Agent to take or fail to take any action under the Security Agreement or the other Collateral Documents, (c) to take any action adversely affecting the rights of the Security Agent or the other Secured Parties, (d) to receive any application of funds other than pursuant to Section 5 or (e) to direct any action to be taken by the Security Agent or to vote hereunder. Each Secured Counterparty agrees that the Security Agent and the Secured Parties (other than the Secured Counterparties) may exercise any and all rights and remedies hereunder or the other Collateral Documents in their respective absolute discretion regardless of any rights or privileges of the Secured Counterparty (except the right of the Secured Counterparty to receive application of funds pursuant to
Section 5).

     SECTION 6.     Amendment to Section 16.  The last sentence of
Section 16 of the Security Agreement is hereby amended to read as follows:

All sums so paid or incurred by the Security Agent or any Secured Party for any of the foregoing and any and all other sums for which the Grantor may become liable hereunder and all costs and expenses (including attorneys' fees, legal expenses and court costs) reasonably incurred by the Security Agent or any Secured Party in enforcing or protecting the Security Interests or any of its rights or remedies under this Agreement, shall, together with interest thereon until paid at such rate per annum, be additional obligations hereunder; provided that, to the extent such sums are neither reimbursed by the Grantor nor repaid through applications of proceeds pursuant to Section 5, each Secured Party shall bear and shall pay its pro rata share (measured in accordance with the provisions of Section 5) of such sums.

     SECTION 7.     Governing Law.  This Amendment shall be
governed by and construed in accordance with the laws of the State of New York.

     SECTION 8. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatories thereto and hereto were upon the same instrument.

   IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the first date as above written.

                    LEATHERS, L.P., a limited partnership
                    organized under the laws of the State of
              California

                         By:  RED HILL GEOTHERMAL, INC.,
                              a Delaware corporation, a
                              general partner


                              By  /s/  Jonathan S. Fish
                                   Name:  Johnathan S. Fish
                            Title:  Vice President

                              By:  /s/  Wallace C. Dieckmann
                             Name:  Wallace C. Dieckmann
                         Title:  Assistant Secretary


                         By:  SAN FELIPE ENERGY COMPANY, a
                       California corporation, a general
                    partner


                              By:  /s/  Mark M. Robinson
                                   Name:  Mark M. Robinson
                                   Title:  Vice President


                              By:  /s/  Scott B. T. Sinclair
                             Name:  Scott B. T. Sinclair
                         Title:  Vice President &
                         Treasurer


                    MORGAN GUARANTY TRUST COMPANY OF
                    NEW YORK


                         By:  /s/  Barrett R. Petty
                              Name:     Barrett R. Petty
                              Title:    Managing Director

                    MORGAN GUARANTY TRUST COMPANY
                    OF NEW YORK, as Agent


                         By:  /s/  Mark H. Wittleder
                              Name:     Mark H. Wittleder
                              Title:    Vice President


                    MORGAN GUARANTY TRUST COMPANY
                    OF NEW YORK, as Security Agent


                         By:  /s/  Mark H. Wittleder
                              Name:  Mark H. Wittleder
                              Title:  Vice President

                                            Exhibit 10.85 (Cont.)


CONFORMED COPY




                          LEATHERS, L.P.
            AMENDMENT NUMBER TWO TO SECURITY AGREEMENT


     This amendment is dated as of April 18, 1990 among LEATHERS, L.P. (the "Grantor"), MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent for and on behalf of the BANKS (the "Agent"), MORGAN GUARANTY TRUST COMPANY OF NEW YORK ("Morgan") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Security Agent (the "Security Agent")


                       W I T N E S S E T H:


     WHEREAS, the parties hereto are the parties to the Security
Agreement dated as of October 26, 1988 among the Grantor, the Agent, Morgan and the Security Agent (the "Original Security
Agreement");

     WHEREAS, the Original Security Agreement was amended by Amendment Number One to Security Agreement dated April 14, 1989
(the Original Security Agreement, as amended, being referred to herein as the "Security Agreement"); and

     WHEREAS, the parties hereto desire to further amend the Security Agreement as provided herein;

     NOW, THEREFORE, the parties hereto agree as follows:

     SECTION 1. Definitions; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Security Agreement has the meaning assigned to such term in the Security Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Security Agreement shall from and after the date hereof refer to the Security Agreement as amended hereby.

     SECTION 2. Amendment of Section 1. (A) The following definitions set forth in Section 1 of the Security Agreement are amended to read as follows:

     "Credit Agreement" means the Amended and Restated Secured Credit Agreement, dated as of April 18, 1990, among Leathers, L.P., the banks listed on the signature pages thereof, The Fuji Bank, Limited, Los Angeles Agency, as Fronting Bank, and Morgan Guaranty Trust Company of New York, as Agent, as amended from time to time.

     "Obligations" means (i) the obligations of the Grantor under this Security Agreement, (ii) the obligations of the Grantor, now existing or hereafter arising, owing to the Banks under the Credit Agreement, the Deed of Trust or the Notes, (iii) the Reimbursement Obligation, (iv) the LOC Disbursement Obligations, (v) the Collateralized LOC Obligations, (vi) any renewal or extension of any of the foregoing and (vii) the aggregate of the Secured Swap Amounts under the Secured Swap Agreements (provided that such aggregate shall at no time exceed 10% of the aggregate
Utilization outstanding at such time).

     "Secured Parties" means (i) each and all of the "Banks" under and as defined in the Credit Agreement, Morgan in its capacity as "Agent" thereunder and The Fuji Bank, Limited, Los Angeles Agency in its capacity as "Fronting Bank" thereunder, and any successors in such capacities, (ii) Morgan as issuer of the Letters of Credit and in respect of its rights under the Reimbursement Obligation,
(iii) the Secured Counterparties and (iv) Morgan as Security Agent hereunder and any successors in such capacity.

     (B) The following definitions are added to Section 1 of the Security Agreement, in the appropriate alphabetical order:

     "Collateralized LOC Obligations" means the obligations of the Grantor to reimburse the Fronting Bank for any disbursements under the Collateralized LOCs pursuant to the Credit Agreement and the LOC Debt Facility Agreement; provided that such amount shall, solely for the purposes of this Security Agreement, be limited to the aggregate Collateral in the Defeasance Accounts.

     "Defeasance Accounts" means the Defeasance Accounts as defined in Section 1(d) of the Depositary Agreement.

     "LOC Disbursement Obligations" means the obligations of the Grantor to reimburse the Fronting Bank and the Banks for LOC
Disbursements pursuant to the Credit Agreement and the LOC Debt
Facility Agreement.

     "Note Proceeds Account" means the Note Proceeds Account as defined in Section 1(a) of the Depositary Agreement.

     SECTION 3. Amendment of Section 5. (A) The lead-in paragraph of subsection (a) of Section 5 of the Security Agreement is amended to read as follows:

     (a) The proceeds of any sale of, or other realization upon, all or any part of the Collateral or the proceeds from any foreclosure under this Security Agreement or the Deed of Trust shall be applied by the Security Agent (A) to the extent that such proceeds are derived from the Defeasance Accounts, to the reimbursement of the Fronting Bank for disbursements with respect to Collateralized LOCs, and (B) thereafter in the following order of priority:

     (B) Subsection (c) of Section 5 of the Security Agreement is amended by adding the following sentence at the end of such subsection:

   The provisions of this subsection (c) of Section 5 shall not in any way apply to the Defeasance Accounts.

     SECTION 4. Amendment of Section 13.  Section 13 of the
Security Agreement is amended to read as follows:

     13. Termination of Security Interests; Release of Collateral. Upon the payment in full of the Obligations, the Security Interests shall terminate and all rights to the Collateral shall revert to the Grantor. Upon any such termination, the Security Agent will, at the Grantor's expense, execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination. At any time and from time to time prior to such termination of the Security Interests, if no Default has occurred and is continuing
(i) the Depositary, upon the instructions of the Security Agent (which instructions may be standing instructions), shall release any of the funds on deposit in the Note Proceeds Account and the Defeasance Accounts to reimburse the Fronting Bank for LOC Disbursements and disbursements under the Collateralized LOCs, respectively, (ii) the Security Agent may release any of the Collateral (other than the Note Proceeds Account and the Defeasance Accounts) with the prior written consent of each of the Secured Parties or (iii) the Grantor may apply funds in the Operating Account, the Construction Disbursement Account, the Major Capital Expenditure Reserve Account, the Partnership Holding Account, or the Debt Service Reserve Account as provided in the Operating and Maintenance Agreement, the Construction Management Agreement or the Limited Partnership Agreement.

     SECTION 5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

     SECTION 6. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatories thereto and hereto were upon the same instrument.


     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the first date as above written.


               LEATHERS, L.P. a limited
                 partnership organized under the
                 laws of the State of California

               By:  RED HILL GEOTHERMAL, INC.,
                    a Delaware corporation, a
                    general partner

                    By /s/ Wallace C. Dieckmann
                       Name:
                       Title: Vice President
                    By:  SAN FELIPE ENERGY COMPANY
                    a California corporation,
                    a general partner

                    By /s/ Scott B.T. Sinclair
                       Name:
                       Title: Vice President and
                              Treasurer


               MORGAN GUARANTY TRUST COMPANY
                 OF NEW YORK

               By /s/ George L. Brown
                 Name:
                 Title:  Vice President


               MORGAN GUARANTY TRUST COMPANY
                 OF NEW YORK, as Agent

               By /s/ George L. Brown
                 Name:
                 Title:  Vice President


               MORGAN GUARANTY TRUST COMPANY
                 OF NEW YORK, as Security Agent

               By /s/ George L. Brown
                 Name:
                 Title:  Vice President